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                                                                    EXHIBIT 23.1

         Consent of PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 22, 2000 relating to the financial statements, which appears in Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Raleigh, North Carolina
January 30, 2001